                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                November 8, 1999


                              E-SYNC NETWORKS, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


        0-2401                                         06-0625999
(Commission File Number)                     (IRS Employer Identification No.)


35 Nutmeg Drive, Trumbull, Connecticut                   06611
(Address of principal executive office)                (Zip Code)



               Registrant's telephone number, including area code
                                 (203) 601-3000

The Registrant's Current Report on Form 8-K, initially filed on November 23, 1999, is hereby amended by this Form 8-K/A-1 as follows:

Items 7(a) and 7(b) of the Registrant's Current Report on Form 8-K initially filed on November 23, 1999, are hereby amended and restated to provide as follows:

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

(a)                         Financial Statements of Business Acquired:




                         INDEX TO FINANCIAL STATEMENTS
                                      FOR
                     BRAINCRAFT LEARNING TECHNOLOGIES, INC.




                                                                                                            PAGE
Independent Auditors' Report .........................................................................       F-1

Balance Sheets as of December 31, 1997 and 1998 and September 30, 1999 (unaudited) ...................       F-2

Statements of Operations for the years ended December 31, 1997 and 1998, and for the nine months ended
September 30, 1998 and 1999 (unaudited) ..............................................................       F-3

Statements of Stockholders' Deficit for the years ended December 31, 1997 and 1998, and for the nine
months ended September 30, 1999 (unaudited) ..........................................................       F-4

Statements of Cash Flows for the years ended December 31, 1997 and 1998, and for the nine months ended
September 30, 1998 and 1999 (unaudited) ..............................................................       F-5

Notes to Financial Statements ........................................................................       F-6

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
E-Sync Networks, Inc.:

We have audited the accompanying balance sheets of Braincraft Learning Technologies, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Braincraft Learning Technologies, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1998 in conformity with generally accepted accounting principles.


                                              /s/ KPMG LLP


New York, New York
January 17, 2000

                     BRAINCRAFT LEARNING TECHNOLOGIES, INC.

                                 BALANCE SHEETS


                                                                                          DECEMBER 31,                 SEPTEMBER 30,
                                                                                  -----------------------------
                             ASSETS                                                 1997                1998                1999
                                                                                  ---------           ---------        -------------
                                                                                                                         (UNAUDITED)
Current assets:
    Cash and cash equivalents ..........................................          $  16,294           $  14,429           $  16,626
    Accounts receivable, net of allowance for doubtful
       accounts of  $0, $12,000 and $12,000, respectively ..............             79,255             128,640              92,881
    Due from officer ...................................................                 --                  --              20,000
                                                                                  ---------           ---------           ---------
                   Total current assets ................................             95,549             143,069             129,507

Property and equipment, net ............................................             69,408              83,369             132,774
Other ..................................................................              5,847              10,258              10,258
                                                                                  ---------           ---------           ---------

                   Total assets ........................................          $ 170,804           $ 236,696           $ 272,539
                                                                                  =========           =========           =========

              LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable ...................................................          $  45,689           $  68,854           $ 201,946
    Accrued expenses ...................................................             41,020             132,539             323,618
    Due to related party ...............................................             16,203               6,288               2,034
    Line of credit .....................................................             74,739              70,518              97,021
    Current portion of capital lease obligations .......................             14,331              14,068              17,056
    Note payable to E-Sync Networks, Inc. ..............................                 --                  --              75,000
    Deferred revenue ...................................................             11,513              14,333              34,000
                                                                                  ---------           ---------           ---------
                   Total current liabilities ...........................            203,495             306,600             750,675

Obligations under capital leases, less current portion .................             18,117               3,882              20,937
                                                                                  ---------           ---------           ---------
                   Total liabilities ...................................            221,612             310,482             771,612

    Commitments and contingencies

Stockholders' deficit:
    Common stock, $0.01 par value,
       2,000,000 shares authorized,
       1,000,000 shares issued and outstanding .........................                 10                  10                  10
    Additional paid-in capital .........................................                 10                  10                  10
    Accumulated deficit ................................................            (50,828)            (73,806)           (499,093)
                                                                                  ---------           ---------           ---------

                   Total stockholders' deficit .........................            (50,808)            (73,786)           (499,073)
                                                                                  ---------           ---------           ---------

                   Total liabilities and stockholders' deficit .........          $ 170,804           $ 236,696           $ 272,539
                                                                                  =========           =========           =========



                 See accompanying notes to financial statements.

                     BRAINCRAFT LEARNING TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS


                                                                                              NINE MONTHS ENDED
                                                 YEARS ENDED DECEMBER 31,                        SEPTEMBER 30,
                                            ---------------------------------         ---------------------------------
                                                 1997                 1998                  1998                 1999
                                            -----------           -----------           -----------          ------------
                                                                                        (UNAUDITED)           (UNAUDITED)
Revenues                                    $   573,826           $   918,282           $   577,715          $   761,600

Operating expenses:
    Cost of revenues                            449,519               791,960               420,437              915,901
    General and administrative                  201,328               118,790                86,521              255,445
    Interest expense                             15,426                12,928                 9,601               15,541
                                            -----------           -----------           -----------          -----------
                                                666,273               923,678               516,559            1,186,887
                                            -----------           -----------           -----------          -----------
                   Net (loss) income        $   (92,447)          $    (5,396)          $    61,156          $  (425,287)
                                            ===========           ===========           ===========          ===========


                 See accompanying notes to financial statements.

                     BRAINCRAFT LEARNING TECHNOLOGIES, INC.

                       STATEMENTS OF STOCKHOLDERS' DEFICIT



                                                     COMMON STOCK                ADDITIONAL
                                             -----------------------------         PAID-IN          ACCUMULATED
                                              SHARES              AMOUNT           CAPITAL             DEFICIT             TOTAL
                                             ---------          ----------         ---------          ---------           ---------
Balance at
    December 31, 1996 .............          1,000,000          $      10          $      10          $  84,190           $  84,210
Distributions to
    stockholders ..................                 --                 --                 --            (42,571)            (42,571)
Net loss ..........................                 --                 --                 --            (92,447)            (92,447)
                                             ---------          ---------          ---------          ---------           ---------
Balance at
    December 31, 1997 .............          1,000,000                 10                 10            (50,828)            (50,808)
Distributions to
    stockholders ..................                 --                 --                 --            (17,582)            (17,582)
Net loss ..........................                 --                 --                 --             (5,396)             (5,396)
                                             ---------          ---------          ---------          ---------           ---------
Balance at
    December 31, 1998 .............          1,000,000                 10                 10            (73,806)            (73,786)
Net loss (unaudited) ..............                 --                 --                 --           (425,287)           (425,287)
                                             ---------          ---------          ---------          ---------           ---------
Balance at September 30,
    1999 (unaudited) ..............          1,000,000          $      10          $      10          $(499,093)          $(499,073)
                                             =========          =========          =========          =========           =========


                 See accompanying notes to financial statements.

                     BRAINCRAFT LEARNING TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                                              NINE MONTHS ENDED
                                                                         YEARS ENDED DECEMBER 31,               SEPTEMBER 30,
                                                                       --------------------------        ---------------------------
                                                                          1997             1998            1998             1999
                                                                       ---------        ---------        ---------        ---------
                                                                                                        (UNAUDITED)      (UNAUDITED)
Cash flows from operating activities:
    Net (loss) income ..........................................       $ (92,447)       $  (5,396)       $  61,156        $(425,287)
    Adjustments to reconcile net (loss) income to net cash
       provided by (used in) operating activities:
          Depreciation and amortization ........................          17,084           23,715           17,788           26,035
          Provision for doubtful accounts ......................              --           12,000               --           11,083
          Changes in operating assets and liabilities:
            Accounts receivable ................................          38,762          (61,385)          17,672           24,676
            Other assets .......................................            (625)          (4,411)              --               --
            Due from related party .............................              --               --               --          (20,000)
            Accounts payable ...................................           4,433           23,165           10,355          158,092
            Accrued expenses ...................................          41,020           91,519           39,479          166,080
            Deferred revenue ...................................          11,513            2,820           14,369           19,667
                                                                       ---------        ---------        ---------        ---------
                   Net cash provided by (used in)
                     operating activities ......................          19,740           82,027          160,819          (39,654)
                                                                       ---------        ---------        ---------        ---------
Cash flows from investing activities:
    Purchase of property and equipment .........................          (9,261)         (37,676)         (27,437)         (38,162)
                                                                       ---------        ---------        ---------        ---------
                   Net cash used in investing activities .......          (9,261)         (37,676)         (27,437)         (38,162)
                                                                       ---------        ---------        ---------        ---------
Cash flows from financing activities:
    Proceeds from line of credit and note payable ..............          74,739               --               --          101,503
    Repayments for line of credit and note payable .............              --           (4,221)          (8,300)              --
    Due to related party .......................................         (44,554)          (9,915)          (9,915)          (4,254)
    Repayments of capital lease obligations ....................         (10,111)         (14,498)              --          (17,236)
    Distributions to stockholders ..............................         (42,571)         (17,582)          (2,500)              --
                                                                       ---------        ---------        ---------        ---------
                   Net cash (used in) provided by
                     financing activities ......................         (22,497)         (46,216)         (20,715)          80,013
                                                                       ---------        ---------        ---------        ---------
                   Net (decrease) increase in cash and
                     cash equivalents ..........................         (12,018)          (1,865)         112,667            2,197
Cash and cash equivalents:
    Beginning of period ........................................          28,312           16,294           16,294           14,429
                                                                       ---------        ---------        ---------        ---------
    End of period ..............................................       $  16,294        $  14,429        $ 128,961        $  16,626
                                                                       =========        =========        =========        =========


Supplemental disclosure of cash flow information:
    During the years ended December 31, 1997 and 1998 and during the nine month periods ended September 30, 1998 and 1999, the Company paid approximately $15,000, $13,000, $10,000 and $16,000, respectively, for interest.

Non-cash financing activities:
    The Company entered into various capital leases for computer equipment.
       These capital lease obligations resulted in non-cash financing activities aggregating $19,985, $-0-, $-0- and $37,279 for the years ended December 31, 1997 and 1998, and for the nine-month periods ended September 30, 1998 and 1999, respectively.


                 See accompanying notes to financial statements.

                     BRAINCRAFT LEARNING TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



       (1) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES

              (a)     SUMMARY OF OPERATIONS

              Braincraft Learning Technologies, Inc. ("Braincraft" or the "Company") provides the design and development of web sites to various companies. The Company was incorporated in the State of New York in 1995.

              (b)     UNAUDITED INTERIM FINANCIAL INFORMATION

              The interim financial statements of the Company as of September 30, 1999, and the statements of operations, stockholders' deficit, and cash flows for the nine months ended September 30, 1998 and 1999 are unaudited. Certain information and note disclosures generally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial position and results of operations and cash flows, have been included in such unaudited financial statements. The results of operations for the nine months ended September 30, 1998 and 1999 are not necessarily indicative of the results to be expected for the entire year.

              (c)     USE OF ESTIMATES

              In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              (d)     CASH EQUIVALENTS

              For purposes of the statements of cash flows, the Company considers all highly liquid instruments including money market funds and certificates of deposit with original maturities of three months or less to be cash equivalents.

              (e)     PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from five to seven years. Property and equipment under capital leases are stated at the present value of

                     BRAINCRAFT LEARNING TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



              minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter.

              (f)     IMPAIRMENT OF LONG-LIVED ASSETS

              The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. To date, no impairment has occurred.

              (g)     INCOME TAXES

              The Company has elected under the Internal Revenue Code to be an S corporation. As such, the Company is not subject to Federal or state income taxes. The Company's stockholders include the taxable income or loss of the Company in their personal income tax returns. Accordingly, no provision for income taxes has been reflected in the financial statements of the Company.

              If the Company had operated as a C corporation since inception, the Company would have recorded net deferred tax assets for the years ended December 31, 1997 and 1998 of approximately $19,000 and $15,000, respectively. For the nine months ended September 30, 1999 the Company would have recorded a net deferred tax asset of $175,000. However, due to operating losses incurred, there would have been a corresponding valuation allowance of $-0- and $175,000 in 1998 and 1999, respectively.

              (h)     REVENUE RECOGNITION

              Revenues from the design and development of Internet web sites are recognized using the percentage-of-completion method. Deferred revenue represents amounts billed in excess of costs incurred, and is recorded as a liability. To the extent costs incurred and anticipated costs incurred and anticipated costs to complete projects in progress exceed anticipated billings, a loss is recognized in the period such determination is made for the excess.

                     BRAINCRAFT LEARNING TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



              (i)     FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

              Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents, accounts receivable, line of credit and note payable. At December 31, 1997 and 1998, the fair value of these instruments approximated their financial statement carrying amount because of the short-term maturity of these instruments.

              During the year ended December 31, 1998, two customers accounted for more than 10% of the Company's total revenues (56%). Three customers' accounts receivable balances exceeded 10% of the accounts receivable balance at December 31, 1998 (84%). During the year ended December 31, 1997, four customers accounted for more than 10% of the Company's total revenues (71%). Two customers' accounts receivable balances exceeded 10% of the outstanding accounts receivable balance (90%). For the period ended September 30, 1999, three customers accounted for more than 10% of the Company's total revenue (65%). Two customers' accounts receivable balances exceeded 10% of the accounts receivable balance at September 30, 1999 (78%).

              (j)     STOCK-BASED COMPENSATION

              The Company accounts for stock-based compensation arrangements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net earnings (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

              (k)     STOCK SPLIT

              In February 1999, the Company authorized and implemented a 2,000-for-1 common stock split in the form of a common stock dividend. Accordingly, all share and per share amounts in the accompanying financial statements have been retroactively restated to reflect the effect of the stock split.

                     BRAINCRAFT LEARNING TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



              (l)     NEW ACCOUNTING PRONOUNCEMENTS

              In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance for determining whether computer software is internal use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company has determined that SOP 98-1 does not apply to them.

              The Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income," in 1998. SFAS No. 130 requires the Company to report in its financial statements, in addition to its net income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. There were no differences between the Company's comprehensive loss and its net loss as reported.

              In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that it does not have any separately reportable segments.

              In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. In June 1998, the FASB issued SFAS No. 137, which delayed the effective change of SFAS No. 133. SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company is in the process of analyzing the effect of this statement.

                     BRAINCRAFT LEARNING TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



       (2) BALANCE SHEET COMPONENTS

       Property and equipment, including equipment under capital leases, are stated at cost and are summarized as follows:

                                                          DECEMBER 31,
                                                    -----------------------       SEPTEMBER 30,
                                                      1997           1998             1999
                                                    --------       --------       -------------
Computer equipment, including amounts
  related to capital leases of $44,215,
  $44,215 and $81,494, respectively                 $ 80,861       $115,165       $187,805

Office equipment                                      15,385         16,701         19,502
Furniture and fixtures                                 5,313          7,369          7,369
                                                    --------       --------       --------
                                                     101,559        139,235        214,676

Less accumulated depreciation and amortization,
  including amounts related to capital leases of
  $9,266, $18,109 and $27,538, respectively           32,151         55,866         81,902
                                                    --------       --------       --------
    Total                                           $ 69,408       $ 83,369       $132,774
                                                    ========       ========       ========



       During 1997, the President of the Company made a $6,288 non-interest-bearing loan to the Company for the purchase of computer equipment. This loan had remained unpaid by the Company at December 31, 1998 and 1997. The Company repaid $4,254 during the nine months ended September 30, 1999.


                                                      DECEMBER 31,
                                                 -----------------------     SEPTEMBER 30,
                                                    1997           1998           1999
                                                 --------       --------     -------------
Accrued expenses consist of the following:
  Accrued payroll and fringe benefits            $ 16,324       $ 32,530       $ 93,839
  Payroll taxes                                    24,696         55,009        159,779
  Other                                                --         45,000         70,000
                                                 --------       --------       --------
                                                 $ 41,020       $132,539       $323,618
                                                 ========       ========       ========

                     BRAINCRAFT LEARNING TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



       (3) LEASES

       The Company has one operating lease having an initial or remaining non-cancelable lease term in excess of one year and has various capital leases for property and equipment. Rental expense for the years ended December 31, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999 was $42,087, $36,059 and $26,772 and $39,406, respectively.

       The Company's capital lease obligations are collateralized by certain assets. Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1998 are as follows:


                                                               CAPITAL                  OPERATING
       YEAR ENDING DECEMBER 31,                                LEASES                     LEASES
       ------------------------                                ------                     ------
     1999                                                      $15,857                   $55,000
     2000                                                        3,969                    60,000
     2001                                                           --                    50,000
     2002                                                           --                        --
                                                                ------                  --------
                                                                19,826                  $165,000
                                                                                        ========
     Less estimated amount representing interest (at a
       weighted average interest rate of 14%)                    1,876
                                                                ------

     Present value of minimum capital lease payments            17,950
                                                                ------

     Less current portion of capital lease obligations          14,068
                                                                ------

     Capital lease obligations, less current portion            $3,882
                                                                ======


       (4) NOTE PAYABLE

       In September 1999, the Company issued a note to E-Sync Networks, Inc. ("E-Sync"). The note bears interest at the prime rate (8.0% as of September 30, 1999), which is due at the earlier of November 27, 1999 or at the date of the acquisition of the Company by E-Sync (see note 7).

                     BRAINCRAFT LEARNING TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



   (5) LINE OF CREDIT

       The Company has a revolving credit facility agreement with a bank that enables it to borrow up to $100,000 at 2.0% above prime (8.75% at December 31, 1998), subject to certain conditions and collateral restrictions as defined in the agreement. Approximately $75,000, $71,000 and $97,000 was outstanding as of December 31, 1997 and 1998 and as of September 30, 1999, respectively. The revolving credit facility is secured by substantially all of the Company's assets, including accounts receivable and property and equipment.


   (6) CAPITAL STOCK

       The Company has authorized 2,000,000 shares of common stock. As of December 31, 1998, the Company has issued and outstanding 1,000,000 shares of common stock to the stockholders of the Company. The Company makes periodic distributions to its stockholders. However, no distributions are required to be made under the terms of the Company's Stockholder Agreement.


   (7) SUBSEQUENT EVENTS

       ACQUISITION

       On November 8, 1999, E-Sync acquired 100% of the outstanding stock of Braincraft in exchange for $250,000 of cash and 671,676 shares of E-Sync common stock (the "Acquisition"). The Acquisition will be accounted for as a purchase business combination. Each outstanding share of Braincraft common stock has been converted into cash equal to $0.25 per share and
       0.671676 shares of E-Sync's common stock, par value $0.01 per share. Each holder of options to purchase shares of Braincraft common stock that were issued by Braincraft and were outstanding, whether vested or unvested (the "Braincraft Options"), have been converted into options to purchase the number of shares of the E-Sync common stock equal to 0.671676 multiplied by the number of shares of Braincraft common stock issuable upon exercise of such Braincraft Options. In connection with the above transaction, E-Sync elected to extend the terms of the note payable (see note 4). A total of 194,750 Braincraft Options were converted into options to purchase a maximum of 130,803 shares of the E-Sync common stock at an exercise price of either $2.98 or $5.02 per share depending on the exercise price of the original underlying Braincraft Option.

       On May 24, 1999, the Braincraft advanced a non-interest-bearing loan to its officer. The loan was subsequently repaid on November 8, 1999 upon the consummation of the above Acquisition.

       STOCK OPTION PLAN

       During the nine months ended September 30, 1999, Braincraft adopted its 1999 Stock Option Plan. Pursuant to the Stock Option Plan, options to issue 194,750 shares may be granted. As of

                     BRAINCRAFT LEARNING TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED)



       September 30, 1999, Braincraft issued 194,750 options at exercise prices ranging from $2.00 to $3.37 per share, representing the fair value of Braincraft's common stock at the date of issuance. The Braincraft stock option plan was terminated upon the Acquisition.

(b)  Pro Forma Condensed Consolidated Financial Information

On November 8, 1999, E-SYNC Networks, Inc. ("E-SYNC" or the "Company") acquired Braincraft Learning Technologies, Inc. ("Braincraft") for $3.8 million including acquisition costs pursuant to the terms of an Agreement and Plan of Merger dated November 8, 1999. Such acquisition is referred to as the "Acquisition". The consideration payable by E-SYNC was determined as a result of negotiation between E-SYNC and Braincraft. The number of shares of E-SYNC common stock that was issued to Braincraft shareholders was determined based on the exchange rate of 0.671676 of a share of E-SYNC common stock for each share of Braincraft common stock. Funds payable in connection with the acquisition of Braincraft were provided from E-SYNC's cash on hand.

The unaudited Pro Forma Condensed Consolidated Statement of Operations (the "Pro Forma Statements of Operations") for the year ended October 31, 1998 and nine months ended September 30, 1999 gives effect to the acquisition of Braincraft as if it had occurred on November 1, 1997. The Company filed an unaudited transition report in May 1999 to change its year-end from October 31 to December
31. The Pro Forma Statements of Operations are based on historical results of operations of the Company for the twelve months ended October 31, 1998 and Braincraft for the year ended December 31, 1998 and for both the Company and Braincraft for the nine months ended September 30, 1999. The unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition of Braincraft as if the acquisition had occurred on September 30, 1999.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated Company after the acquisition of Braincraft, or of the financial position or results of operations of the consolidated Company that would have actually occurred had the acquisition of Braincraft been affected on November 1, 1997. The Pro Forma Statements of Operations and Pro Forma Balance Sheet and accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto.

                              E-SYNC NETWORKS, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1999

                                                                               BRAINCRAFT
                                                                E-SYNC          LEARNING
                                                               NETWORKS,      TECHNOLOGIES,
                                                                 INC.              INC.           ADJUSTMENTS         PRO FORMA
                                                            ------------      -------------       -----------         ---------
                    ASSETS
Current Assets

       Cash & cash equivalents                              $ 2,339,500       $    16,626                $--          $ 2,356,126
       Accounts receivable, net                               1,299,400            92,881                 --            1,392,281
       Note receivable                                           75,000                --                 --               75,000
       Other current assets                                     126,200                --                 --              126,200
       Due from officer                                              --            20,000                 --               20,000
                                                            -----------       -----------        -----------          -----------
            Total Current Assets                              3,840,100           129,507                 --            3,969,607

Property and equipment, net                                   3,350,000           132,774                 --            3,482,774
Other assets                                                    250,000            10,258                 --              260,258
Goodwill and other intangible assets                                 --                --          4,307,555(a)         4,307,555
                                                            -----------       -----------        -----------          -----------

            Total Assets                                    $ 7,440,100       $   272,539        $ 4,307,555          $12,020,194
                                                            ===========       ===========        ===========          ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities

       Term loan payable, current portion                   $   762,800          $ 75,000                $--          $   837,800
       Obligations under capital leases,
           current portion                                      113,700            17,056                 --              130,756
       Accounts payable and accrued expenses                  4,661,100           525,564                 --            5,186,664
       Medical benefits obligations, current portion             26,400                --                 --               26,400
       Due to related party                                          --             2,034                 --                2,034
       Line of credit                                                --            97,021                 --               97,021
       Deferred revenue                                              --            34,000                 --               34,000
                                                            -----------       -----------        -----------          -----------
            Total Current Liabilities                         5,564,000           750,675                 --            6,314,675

Term loan payable, less current portion                           9,600                --                 --                9,600
Obligations under capital leases, less
    current portion                                              50,700            20,937                 --               71,637
Medical benefits obligations, less current portion              217,600                --                 --              217,600
                                                            -----------       -----------        -----------          -----------

            Total liabilities                                 5,841,900           771,612                 --            6,613,512
                                                                                                   3,808,482(a)
Stockholders' equity (deficit)                                1,598,200          (499,073)           499,073            5,406,682
                                                            -----------       -----------        -----------          -----------

            Total liabilities & stockholders' equity        $ 7,440,100       $   272,539        $ 4,307,555          $12,020,194
                                                            ===========       ===========        ===========          ===========


See accompanying notes to unaudited pro forma condensed consolidated financial information.

                              E-SYNC NETWORKS, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      TWELVE MONTHS ENDED OCTOBER 31, 1998


                                                                            BRAINCRAFT
                                                            E-SYNC           LEARNING
                                                           NETWORKS,        TECHNOLOGIES,
                                                             INC.              INC.             ADJUSTMENTS          PRO FORMA
                                                        ---------------  ------------------   ----------------     ---------------
Managed service revenue                                   $ 4,480,100       $        --           $        --         $ 4,480,100
Professional service revenue                                3,104,200           918,282                    --           4,022,482
                                                          -----------       -----------           -----------         -----------
       Total net revenues                                   7,584,300           918,282                    --           8,502,582

Operating expenses
       Cost of managed services                             2,428,700                --                    --           2,428,700
       Cost of professional services                        2,208,000           791,960                    --           2,999,960
       Sales & marketing                                    1,031,200                --                    --           1,031,200
       General & administrative                             1,117,100           131,718                    --           1,248,818
       Product development                                    491,900                --                    --             491,900
       Amortization expense                                         0                --               861,511(a)          861,511
                                                          -----------       -----------           -----------         -----------
       Total operating expenses                             7,276,900           923,678               861,511           9,062,089
                                                          -----------       -----------           -----------         -----------
       Net Income (loss)                                  $   307,400       $    (5,396)          $  (861,511)        $  (559,507)
                                                          ===========       ===========           ===========         ===========

Basic net income (loss) per common share                        $0.08                                                 $    (0.12)(b)
                                                          ===========                                                 ===========

Diluted net loss per common share                         $      0.07                                                 $    (0.12)(b)
                                                          ===========                                                 ===========

Weighted-average basic shares outstanding                   3,838,083                                 680,256(b)        4,518,339(b)
                                                          ===========                             ===========         ===========

Weighted-average diluted shares outstanding                 4,140,364                                 680,256(b)        4,518,339(b)
                                                          ===========                             ===========         ===========


See accompanying notes to unaudited pro forma condensed consolidated financial information.

                              E-SYNC NETWORKS, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999



                                                                          BRAINCRAFT
                                                         E-SYNC            LEARNING
                                                        NETWORKS,        TECHNOLOGIES,
                                                          INC.                INC.               ADJUSTMENTS          PRO FORMA
                                                     ------------        -------------          ------------        -------------
Managed service revenue                              $  2,527,600                 $--                    $--        $  2,527,600
Professional service revenue                            2,627,900             761,600                     --           3,389,500
                                                     ------------        ------------           ------------        ------------
       Total net revenues                               5,155,500             761,600                     --           5,917,100

Operating expenses
       Cost of managed services                         2,457,100                  --                     --           2,457,100
       Cost of professional services                    1,944,800             915,901                     --           2,860,701
       Sales & marketing                                1,753,500                  --                     --           1,753,500
       General & administrative                         2,699,400             270,986                     --           2,970,386
       Product development                                792,900                  --                     --             792,900
       Amortization expense                                    --                  --                646,133(a)          646,133
                                                     ------------        ------------           ------------        ------------
       Total operating expenses                         9,647,700           1,186,887                646,133          11,480,720
                                                     ------------        ------------           ------------        ------------
       Net Loss                                      $ (4,492,200)       $   (425,287)          $   (646,133)       $ (5,563,620)
                                                     ============        ============           ============        ============

Basic and diluted net loss per common share          $      (1.05)                                                  $      (1.12)(b)
                                                     ============                                                   ============

Weighted-average basic and diluted shares
       outstanding                                      4,278,196                                    680,256(b)        4,958,452(b)
                                                     ============                               ============        ============



See accompanying notes to unaudited pro forma condensed consolidated financial information.

PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

(a) On November 8, 1999, E-SYNC Networks, Inc. ("E-SYNC" or the "Company") acquired Braincraft Learning Technologies, Inc. ("Braincraft") for $3.8 million including acquisition costs pursuant to the terms of an Agreement and Plan of Merger dated November 8, 1999 (the "Merger Agreement"), among BLT Acquisition Corp., a wholly-owned subsidiary of E-SYNC ("Acquisition Corp."), Braincraft Learning Technologies, Inc. and the shareholders of Braincraft. Pursuant to the terms of the Merger Agreement, Braincraft merged with and into Acquisition Corp. and became a wholly-owned subsidiary of E-SYNC. The acquisition will be accounted for as a purchase business combination. The consideration payable by E-SYNC in connection with the acquisition of Braincraft consisted of the following: $250,000 in cash and 680,256 shares of E-SYNC common stock, including 8,580 shares which were contingent at the time of the Acquisition, valued at $2.9 million. E-SYNC also assumed Braincraft's obligations under options to purchase shares of Braincraft common stock par value $.01 per share, ("Braincraft Common Stock"), which were exchanged for options to purchase 130,803 shares of E-SYNC common stock. The options were valued at approximately $542,000. Such options have an aggregate exercise price of approximately $415,000. The Company also incurred acquisition costs of approximately $125,000.


The following represents the allocation of the purchase price over the historical net book values of the acquired assets and liabilities of Braincraft at September 30, 1999, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date (November 8, 1999). Assuming the transaction had occurred on September 30, 1999, the allocation would have been as follows:


                                                                    BRAINCRAFT
Assets acquired:
    Cash                                                            $    16,626
    Accounts receivable                                                  92,881
    Other assets                                                         30,258
    Property and equipment                                              132,774
    Goodwill and intangibles                                          4,307,555
                                                                    -----------
                                                                      4,580,094

Liabilities assumed                                                    (771,612)
                                                                    -----------
Purchase price                                                      $ 3,808,482
                                                                    ===========


This allocation is preliminary and may be subject to change upon evaluation of the fair value of Braincraft's acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.

The Pro Forma adjustment reconciles the historical balance sheet of Braincraft at September 30, 1999 to the allocated purchase price assuming the transaction had occurred on September 30, 1999.

Goodwill and other intangible assets will be amortized over a period of 5 years, the expected period of benefit. The Pro Forma adjustments to the statement of operations reflect twelve months of amortization expense for the year ended October 31, 1998 and nine months of amortization expense for the nine months ended September 30, 1999, assuming the transaction occurred on November 1, 1997. The value of the intangible assets as of November 1, 1997 would have been approximately $4.3 million.


(b) In connection with the acquisition of Braincraft, the Company issued 680,256 shares of E-SYNC common stock, par value $.01 per share, to the Braincraft shareholders. The pro forma basic and diluted net loss per common share is computed by dividing the net loss attributable to calculation of the weighted average number of shares outstanding. The calculation of the weighted average number of shares outstanding assumes that shares issued in connection with the acquisition were outstanding for the entire period. Diluted net loss per share equals basic net loss per share, as common stock equivalents are anti-dilutive for all pro forma periods presented.

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereto duly authorized.


                                                  E-SYNC NETWORKS, INC.
       Date:  January 24, 2000                    By: /s/ Frank J. Connolly Jr.
                                                      -------------------------
                                                      Frank J. Connolly Jr.
                                                      Chief Financial Officer